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                                                                     EXHIBIT 5.1

             LETTERHEAD OF ATER WYNNE HEWITT DODSON & SKERRITT, LLP

                                January 22, 1997

Board of Directors
Metro One Telecommunications, Inc.
8405 S.W. Nimbus Avenue
Beaverton, OR  97008

Gentlemen:

         In connection with the filing of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on Form S-8, relating to the proposed sale by Metro One Telecommunications, Inc. (the "Company"), of an aggregate of 1,428,500 shares of its common stock, no par value (the "Common Stock") issuable upon the exercise of options granted pursuant to the Company's 1994 Stock Incentive Plan, we have examined such corporate records, certificates of public officials and offerees of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

         Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock will, when sold, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned registration statement.

                                        Very truly yours,

                                        ATER WYNNE HEWITT DODSON & SKERRITT, LLP

                                        /s/ Jack W. Schifferdecker, Jr.
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